UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

Form S-8

———————

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Unusual Machines, Inc.
(Exact name of registrant as specified in its charter)

Nevada	66-0927642
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5728 Major Blvd, Suite 250, Orlando, FL 32819
(Address of Principal Executive Offices) (Zip Code)

2022 Amended and Restated Equity Incentive Plan
(Full title of the plan)

Allan Evans Chief Executive Officer Unusual Machines, Inc. 5728 Major Blvd Suite 250 Orlando, FL 32819
(Name and address of agent for service)

(720) 383-8983
(Telephone number, including area code, of agent for service)

Copy to:

Michael Harris, Esq.
Lori Weber, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 471-3507

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act. .

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Unusual Machines, Inc. (the “Company”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 3,326,081 shares of Common Stock, par value $0.01 per share (“Common Stock”) of the Company that are issuable at any time or from time to time under the Unusual Machines, Inc. Amended and Restated 2022 Equity Incentive Plan, effective as of November 9, 2022 (the “Plan”), inclusive of the increase in total authorized shares for the Plan’s 5% evergreen provision as of January 1, 2026, and any additional Common Stock that becomes issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on May 22, 2025 (Registration No. 333-287530), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

2

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act.

3

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed below are incorporated by reference in the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025;

•	Our Current Reports on Form 8-K (including Form 8-K/A) dated January 16, 2025, February 4, 2025, February 5, 2025, February 27, 2025, March 27, 2025, May 7, 2025, May 8, 2025, May 9, 2025, May 21, 2025, June 10, 2025, June 13, 2025, July 7, 2025, July 15, 2025, August 27, 2025, August 29, 2025, September 9, 2025, October 6, 2025, November 5, 2025, November 6, 2025, November 14, 2025, December 19, 2025, January 15, 2026, and January 29, 2026 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein)

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on February 13, 2024, as amended on Form 8-A filed under Section 12(b) of the Exchange Act on April 22, 2024, and any subsequent amendment or report filed for the purpose of amending such description; and

•	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. Shareholders of this firm own 14,000 shares of Company Common Stock.

ITEM 8. EXHIBITS.

No.	Description	Filed or Furnished Herewith
4.1	2022 Amended and Restated Equity Compensation Plan	Filed with this Form S-8
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.	Filed with this Form S-8
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.	Contained in Exhibit 5.1 above
23.2	Consent of Salberg & Company, P.A.	Filed with this Form S-8
107	Calculation of Filing Fees Table	Filed with this Form S-8

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on February 13, 2026

UNUSUAL MACHINES, INC.

By:	/s/ Allan Evans
Allan Evans
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan Evans	Director	February 13, 2026
Allan Evans

/s/ Brian Hoff	Chief Financial Officer	February 13, 2026
Brian Hoff	(Principal financial and accounting officer)

/s/ Cristina Colón	Director	February 13, 2026
Cristina Colón

/s/ Jeffrey Thompson	Director	February 13, 2026
Jeffrey Thompson

/s/ Robert Lowry	Director	February 13, 2026
Robert Lowry

/s/ Sanford Rich	Director	February 13, 2026
Sanford Rich

5